UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2014

Lihua International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34445	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2014, the Board of Directors (the “Board”) of Lihua International, Inc. (the “Company”), received a letter of resignation from each of Mr. Jianhua Zhu, the Company’s Chief Executive Officer, President and Chairman of the Board, and Ms. Yaying Wang, the Company’s Chief Operating Officer and a member of the Board. In their letters of resignation, which were dated May 4, 2014 but delivered to the Company’s Board on May 6, 2014, Mr. Zhu and Ms. Wang both said that their resignations were due to personal reasons. At this time, successors have not yet been named to replace Mr. Zhu and Ms. Wang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014	Lihua International, Inc.

	By:	/s/ Daphne Huang
Name: Daphne Huang Title: Chief Financial Officer